                                                                   Exhibit 10.13


                                 August 30, 2002

VIA FACSIMILE (+81-(0)3-3500-0108)

Vespasianus Co., Ltd.
Hibiya Dai-Bldg., 15th Floor
1-2-2 Uchisaiwai-cho, Chiyoda-ku
Tokyo, Japan 100-0011
Attention: Norimitsu Niwa


Ladies and Gentlemen:

         Reference is made to that certain Stock Purchase Agreement (the "Purchase Agreement") dated as of April 11, 2002, between Valtona Holding B.V. ("Valtona") and MTS, Incorporated ("Seller"), as amended and assigned by Valtona to Vespasianus Co., Ltd. ("Purchaser") pursuant to that certain Assumption and Release Agreement dated as of May 10, 2002, among Seller, Valtona and Purchaser, and as further amended pursuant to those certain letter agreements dated May 21, 2002, July 22, 2002 and August 15, 2002, among Seller and Purchaser. Capitalized terms used but not defined herein are used as defined in the Purchase Agreement.

         Seller and Purchaser hereby agree to amend the Purchase Agreement as follows:

         1. Section 1.3(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

         "(a) The closing of the transactions contemplated in this Agreement (the "Closing") shall be held at 8:00 a.m. at the offices of Cleary, Gottlieb, Steen & Hamilton, in Tokyo, Japan on September 6, 2002 or as soon thereafter as practicable after each of the conditions set forth in Article VI of this Agreement shall have been fulfilled or waived in accordance herewith, or at such other time, date or place as the parties hereto may agree in writing. The date on which the Closing occurs is referred to as the `Closing Date'."

         2. Section 8.1(e) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

         "(e) By either Purchaser or Seller if the Closing shall not have occurred on or prior to September 13, 2002, provided that such date shall be postponed by no more than sixty (60) days by an involuntary bankruptcy of Seller that is subsequently stayed or dismissed (as extended from time to time in accordance herewith, the `Outside Date'); and provided further that the failure of the Closing to occur on or before such date is not the result of the breach of the covenants, agreements, representations or warranties of the party seeking such termination."

         Except as expressly set forth herein, the Purchase Agreement shall remain in full force and effect. This letter may be signed in one or more counterparts all of which, when taken together, shall constitute one original.

                                       Sincerely,


                                       MTS, INCORPORATED


                                       By: /s/ DeVaughn D. Searson
                                          ------------------------------
                                       Name:  DeVaughn D. Searson
                                            ----------------------------
                                       Title:  Secretary
                                             ---------------------------


ACKNOWLEDGED AND AGREED:


VESPASIANUS CO., LTD.


By: /s/ Norimitsu Niwa
   ----------------------------
Name:  Norimitsu Niwa
     --------------------------
Title:  Director
      -------------------------